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                                                                     EXHIBIT 4.4

                             SUBSCRIPTION AGREEMENT

         This Subscription Agreement (this "Agreement") is entered into as of November 18, 2003 by and between The Knot, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and the undersigned investor (together with its successors and permitted assigns, the "Investor"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.1.

                                    RECITALS

         Subject to the terms and conditions of this Agreement, the Investor, on behalf of its participating clients (the "Participating Clients") specified in Exhibit C, desires to subscribe for and purchase, and the Issuer desires to issue and sell to the Investor on behalf of the Participating Clients, certain shares of the Issuer's common stock, par value $0.01 per share (the "Common Stock"). The Board of Directors of the Issuer has authorized the Issuer to offer a maximum of 2,800,000 shares of Common Stock in a private placement to the Investor and other investors at a purchase price of $3.75 per share and on the other terms and conditions contained in this Agreement (the "Offering"); provided, that the Offering and the subsequent sale of Common Stock shall not require approval of the Issuer's stockholders and that the Issuer reserves the right to issue and sell a lesser or greater number of shares.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. SUBSCRIPTION AND ISSUANCE OF COMMON STOCK.

         1.1 Subscription and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Issuer shall issue and sell to the Investor and the Investor, on behalf of the Participating Clients, subscribes for and shall purchase from the Issuer the number of shares of Common Stock set forth on the signature page hereof (the "Shares") for the aggregate purchase price set forth on the signature page hereof, which shall be equal to the product of the number of Shares subscribed for by the Investor multiplied by the per share purchase price specified in the above Recitals to this Agreement (the "Purchase Price").

         1.2 Legend. Any certificate or certificates representing the Shares shall bear the following legend, in addition to any legend that may be required by any Requirements of Law:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF




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EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE
COMMISSION.

         1.3 Use of Proceeds. The Issuer intends to apply the net proceeds from the sale of the Shares for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies or products that are complementary to our business. However, we have no present plans or commitments and are not currently engaged in any negotiations with respect to such transactions. Pending our use of the net proceeds of this offering for these purposes, we intend to invest the proceeds in short-term, interest-bearing, investment-grade securities.

         1. 4 Certificating Shares. The Issuer agrees to issue certificates representing the Shares purchased by the Investor on behalf of each of the respective Participating Clients in such form and in the name of the nominee designated for each Participating Client on Exhibit C.

2. CLOSING.

         2.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place on a date designated by the Issuer, which date shall be at 10:00 a.m. on or before November 19, 2003. The Closing shall take place at the offices of Allen & Company LLC, 711 Fifth Avenue, New York, New York 10022. At the Closing, unless the Investor and the Issuer otherwise agree (a) the Investor shall pay the Purchase Price to the Issuer, by wire transfer of immediately available funds to an account designated in writing by the Issuer,
(b) the Issuer shall issue to the Investor the Shares, and shall deliver or cause to be delivered to the Investor a certificate or certificates representing the Shares duly registered in the name of the Investor, as specified on the signature pages hereto, bearing the legend specified in Section 1.2 and (iii) all other actions referred to in this Agreement which are required to be taken for the Closing shall be taken and all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered.

         2.2 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of the Issuer and the Investor;

                  (b) by the Investor, upon a materially inaccurate representation or breach of any material warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, in either case such that the conditions in Section 8.1 would be reasonably incapable of being satisfied on or prior to the date of the Closing; or

                  (c) by the Issuer, upon a materially inaccurate representation or breach of any material warranty, covenant or agreement on the part of the Investor set forth in this Agreement, in either case such that the conditions in
Section 8.2 would be reasonably incapable of being satisfied on or prior to the date of the Closing.

         2.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the Issuer or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful

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breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

         As a material inducement to the Investor entering into this Agreement and subscribing for the Shares, the Issuer represents and warrants to the Investor as follows:

         3.1 Corporate Status. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Issuer and its Subsidiaries has full corporate power and authority to own and hold its properties and to conduct its business as described in the Issuer's SEC Reports. Each of the Issuer and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business requires qualification or good standing, except for any failure to be so qualified or be in good standing that would not have a Material Adverse Effect.

         3.2 Corporate Power and Authority. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. At or prior to the Closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. No further approval or authorization of any stockholder or the Board of Directors of the Issuer is required for the issuance and sale of the Shares or, except as provided in Section 6.2, the filing of the Shelf Registration Statement.

         3.3 Enforceability. This Agreement has been duly executed and delivered by the Issuer and (assuming it has been duly authorized, executed and delivered by the Investor) constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, the indemnity provisions of Section 7 of this Agreement, which may not be enforceable based upon public policy considerations, and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 No Violation. The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer's issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or By-Laws of the Issuer or any material Contract to which the Issuer is a party (except to the extent such a default, acceleration, or violation would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or materially violate any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any material Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such violations of any Requirement of Law or creations or impositions of any Liens would not have a Material Adverse Effect on the Issuer). Neither the Issuer nor any of its Subsidiaries is

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(a) in default under or in violation of any material Contract to which it is a party or by which it or any of its properties is bound or (b) to its knowledge, in violation of any order of any Governmental Authority, which, in the case of clauses (a) and (b), could reasonably be expected to have a Material Adverse Effect.

         3.5 Consents/Approvals. Except for the filing of a registration statement in accordance with Article 6 hereof and filings with the SEC, the securities commissions of the states in which the Shares are to be issued, and The OTC Bulletin Board (if any), no consents, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer's execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

         3.6 Valid Issuance. Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable and will be free and clear of all Liens imposed by the Issuer and will not be subject to any preemptive rights or other similar rights of stockholders of the Issuer.

         3.7 SEC Filings, Other Filings and OTC Bulletin Board Compliance. The Issuer has timely made all filings required to be made by it under the Exchange Act. The Issuer has delivered or made accessible to the Investor true, accurate and complete copies of (a) Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (b) the Issuer's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 (c) the Issuer's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (d) the Issuer's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, (e) the Issuer's definitive proxy statement dated April 10, 2003 relating to its 2003 Annual Meeting of Stockholders, and (f) the Issuer's Current Reports on Form 8-K dated May 13, 2003, August 13, 2003 and November 13, 2003 (the "SEC Reports"). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, if and to the extent applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Reports. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Issuer has filed in a timely manner all documents that the Issuer was required to file under the Exchange Act during the twelve (12) months preceding the date of this Agreement. The Issuer is currently eligible to register the resale of the Shares in a secondary offering on a registration statement on Form S-3 under the Securities Act. The Issuer has taken, or will have taken prior to the Closing, all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, The OTC Bulletin Board under all currently effective inclusion requirements. Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and

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schedules) fairly presents in all material respects the consolidated results of operations of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein). Such financial statements included in the SEC Reports were, at that time they were filed, consistent with the books and records of the Issuer in all material respects and complied as to form in all material respects with then applicable accounting requirements and with the rules and regulations of the SEC with respect thereto. The Issuer keeps accounting records in accordance with GAAP in which all material assets and liabilities, and all material transactions, including off-balance sheet transactions, of the Issuer are recorded in material conformity with applicable accounting principles and disclosed as required by Requirements of Law in the SEC Reports.

         3.8 Commissions. The Issuer has not incurred any other obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby, except that the Issuer will pay a five percent (5%) commission to Allen & Company LLC ("Allen"), the placement agent for the Offering, in accordance with that certain Placement Agency Agreement entered into between the Issuer and Allen.

         3.9 Capitalization. As of the date of this Agreement, the authorized capital stock of the Issuer consists of 100,000,000 shares of Common Stock. All issued and outstanding shares of capital stock of the Issuer have been, and as of the Closing Date will be, duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable state and federal securities laws in all material respects and were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any stockholder of the Issuer. As of September 30, 2003, the Issuer had issued and outstanding 18,880,191 shares of Common Stock. In addition, the authorized capital stock of the Issuer includes 5,000,000 shares of preferred stock, none of which are outstanding as of September 30, 2003. Except for outstanding options to purchase 3,434,740 shares of Common Stock and a warrant to purchase 440,958 shares of Common Stock, as of September 30, 2003, there were no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock, and the Issuer is not a party to or subject to any agreement or understanding and, to the Issuer's knowledge, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Issuer, except as set forth on Schedule 3.9. The Issuer owns, directly or indirectly, all of the capital stock of its Subsidiaries, free and clear of any Liens or equitable interests other than as reflected in the SEC Reports. The Issuer has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity.

         3.10 Material Changes. Except as set forth in the SEC Reports or as otherwise contemplated herein, since September 30, 2003, there has been no Material Adverse Effect in respect of the Issuer and its Subsidiaries taken as a whole. Except as set forth in the SEC Reports, since September 30, 2003, there has not been: (i) any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock; (ii) any declaration, setting aside or payment of any dividend or other distribution by the Issuer with respect to the Common Stock; (iii) any borrowings incurred or any material liabilities (absolute,

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accrued or contingent) assumed, other than current liabilities incurred in the ordinary course of business, liabilities under Contracts entered into in the ordinary course of business, liabilities not required to be reflected on the Issuer's financial statements pursuant to GAAP or required to disclosed in the SEC Reports, and liabilities in connection with the matters described on
Schedule 3.11; (iv) any Lien or adverse claim on any of its material properties or assets, except for Liens for taxes not yet due and payable or otherwise in the ordinary course of business, and except as set forth on Schedule 3.11; (v) any sale, assignment or transfer of any of its material assets, tangible or intangible, except in the ordinary course of business; (vi) any extraordinary losses or waiver of any rights of material value, other than in the ordinary course of business; (vii) any material capital expenditures or commitments therefor other than in the ordinary course of business; (viii) any other material transaction other than in the ordinary course of business; (ix) any material change in the nature or operations of the business of the Issuer and its Subsidiaries; (x) any default in the payment of principal or interest in any material amount, or violation of any material covenant, with respect to any outstanding debt obligations that are material to the Issuer and its Subsidiaries as a whole; (xi) any material changes to its critical accounting policies or material deviations from historical accounting and other practices in connection with the maintenance of the Issuer's books and records; or (xii) any agreement or commitment to do any of the foregoing.

         3.11 Litigation. Except as disclosed on Schedule 3.11 or in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Issuer's knowledge, currently threatened against the Issuer or any of its Subsidiaries that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Issuer or any change in the current equity ownership of the Issuer. The foregoing includes, without limitation, actions pending or, to the Issuer's knowledge, threatened involving the prior employment of any of the Issuer's employees or their use in connection with the Issuer's business of any information or techniques allegedly proprietary to any of their former employers. Neither the Issuer nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority. There is no action, suit, proceeding or investigation by the Issuer or any of its Subsidiaries currently pending or which the Issuer or any of its Subsidiaries currently intends to initiate, which could reasonably be expected to have a Material Adverse Effect.

         3.12 Rights of Registration, Voting Rights, and Anti-Dilution. Except as contemplated in this Agreement and except as disclosed on Schedule 3.12, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any Person and, to the Issuer's knowledge, no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer. Except as disclosed on Schedule 3.12, the issuance of the Shares does not constitute an anti-dilution event for any existing security holders of the Issuer, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

         3.13 Offerings. Subject in part to the truth and accuracy of Investor's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities

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Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.14 Disclosure. The Disclosure Documents (as defined in Section 4.7), as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3.15 Licenses and Permits. To the Issuer's knowledge, each of the Issuer and its Subsidiaries has all Permits under applicable Requirements of Law from all applicable Governmental Authorities that are necessary to operate its businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Issuer's knowledge, neither the Issuer nor any of its Subsidiaries is in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation, or noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Issuer's knowledge, other than as disclosed in the SEC Reports, there is no proposed change in any Requirements of Law which would require the Issuer and its Subsidiaries to obtain any Permits in order to conduct its business as presently conducted that the Issuer and its Subsidiaries do not currently possess and the lack of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         3.16 Patents and Trademarks. To the Issuer's knowledge and except with respect to those matters described on Schedule 3.16, the Issuer and each of its Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property Rights") that are necessary for use in connection with its business as presently conducted, except where the failure to have such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect, and, to the Issuer's knowledge and except with respect to those matters described on Schedule 3.16, there is no existing infringement by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Issuer's business as presently conducted. To the Issuer's knowledge and except with respect to those matters described on Schedule 3.16, the Issuer is not infringing on, or in conflict with, any right of any other person with respect to any intangibles nor is there any claim of infringement made or threatened by a third party against or involving the Issuer.

         3.17 Insurance. The Issuer maintains and will continue to maintain insurance with such insurers, and insuring against such losses, in such amounts, and subject to such deductibles and exclusions as are customary in the Issuer's industry and otherwise reasonably prudent, all of which insurance is in full force and effect.

         3.18 Material Contracts. All material Contracts to which the Issuer or its Subsidiaries is a party and which are required to have been filed by the Issuer as exhibits to the SEC Reports have been filed by the Issuer with the SEC pursuant to the requirements of the Exchange Act.

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Each such material Contract is in full force and effect, except as otherwise required pursuant to their respective terms, and is binding on the Issuer or its Subsidiaries, as the case may be, in each case, in accordance with their respective terms, and neither the Issuer or any of its Subsidiaries nor, to the Issuer's knowledge, any other party thereto is in breach of, or in default under, any such material Contract, which breach or default would reasonably be expected to have a Material Adverse Effect. There exists no actual or, to the knowledge of the Issuer, threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship of the Issuer or any of its Subsidiaries, or the business of the Issuer or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the business of the Issuer or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

         3.19 Internal Controls/Accounting. The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.20 Taxes. The Issuer has filed all material federal, state and foreign income and franchise tax returns (or has duly filed extensions thereto) and has paid or accrued all taxes shown as due thereon, and the Issuer has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which is reasonably likely to have a Material Adverse Effect.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents, warrants, and covenants to the Issuer as follows:

         4.1 Power and Authority. The Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the corporate, partnership or other power (or capacity) and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.2 No Violation. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any Contract to which the Investor is a party or by which it or its properties or

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assets are bound, or violate any Requirement of Law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor. The Investor will comply with any Requirement of Law applicable to it in connection with the Offering and any resale by the Investor of the Shares.

         4.3 Consents/Approvals. No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor's execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any Contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 Enforceability. This Agreement has been duly executed and delivered by the Investor and (assuming it has been duly authorized, executed, and delivered by the Issuer) constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally, the indemnity provisions of Section 7 of this Agreement, which may not be enforceable based upon public policy considerations, and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

         4.5 Investment Intent. The Investor is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further agrees not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than the Investor will have any beneficial interest in the Shares (except to the extent that the Investor may have delegated voting authority to its investment advisor). The Investor agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Shares being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares.

         4.6 Accredited Investor. The Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

         4.7 Adequate Information. The Investor has received from the Issuer, and has reviewed, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, including without limitation, the Disclosure

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Schedule to this Agreement and the documents listed on Exhibit A, which have been received by the Investor as part of an informational packet of materials from the Issuer (the "Disclosure Documents"). The Investor acknowledges that each of the SEC Reports, including the risk factors contained therein, are specifically incorporated herein by reference and form an integral part of this Agreement. The Investor also acknowledges that the additional risk factors set forth on Exhibit A and contained in the Disclosure Documents are specifically incorporated herein by reference and form an integral part of this Agreement.

         4.8 Opportunity to Question. The Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor's examination of the Issuer, including the information that the Investor has received and reviewed as referenced in Section 4.7 hereof in relation to its investment in the Shares.

         4.9 No Other Representations. No oral or written material representations have been made to the Investor in connection with the Investor's acquisition of the Shares which were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that in deciding whether to enter into this Agreement and to purchase the Shares hereunder, it has not relied on any representations or warranties of any type or description made by the Issuer or any of its representatives with regard to the Issuer, any of its Subsidiaries, any of their respective businesses, properties or prospects of the investment contemplated herein, other than the representations and warranties set forth in Section 3 hereof.

         4.10 Knowledge and Experience. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Investor to utilize the information referred to in Section 4.7 hereof and any other information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

         4.11 Independent Decision. The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Shares. The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the exhibits and schedules hereto) and on its examination and independent investigation in making its decision to acquire the Shares.

         4.12 Commissions. The Investor has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby.

         4.13 Underwriter Disclaimer. The Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Issuer of any of its obligations hereunder.

         4.14 Independent Acquisition. The Investor is acquiring from the Issuer for its own account, and is making an independent investment decision in subscribing for, that number of shares of Common Stock set forth on the signature page hereof; the Investor is not acting in concert with any other investor or purchaser in connection with the acquisition or subsequent voting or disposition of the shares being subscribed for pursuant to this Agreement.

5. COVENANTS.

         5.1 Public Announcements. The Investor agrees not to make any public announcement or issue any press release or otherwise publicly disseminate any information about the subject matter of this Agreement. Except as provided herein, the Issuer shall have the right to make such public announcements and shall control, in its sole and absolute discretion, the timing, form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof. The Issuer shall file within five (5) business days after the Closing Date a Current Report on Form 8-K with the SEC in respect of the transactions contemplated by this Agreement. The Issuer may issue an initial press release relating to the transactions contemplated by this Agreement, but shall not identify any Investor in such press release without the consent of such Investor, except as may be required by any Requirement of Law or rule of any exchange on which the Issuer's securities are listed.

         5.2 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of The OTC Bulletin Board (if any) in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

         5.3 Notification of Certain Matters. Prior to the Closing, each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

         5.4 Confidential Information. The Investor agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior express written consent of the Issuer, and shall not be used by the Investor other than in connection with its evaluation of the transactions contemplated hereby; provided, that the Investor may share such information with such of its officers and professional advisors as may need to know such information to assist the Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof. "Confidential Information" means the existence and terms of this Agreement, the transactions contemplated hereby, and the disclosures and other information contained herein, excluding any disclosures or other information that is publicly available.

6. REGISTRATION RIGHTS.

         The Investor shall have the following registration rights with respect to the Registrable Securities owned by it:

         6.1 Transfer of Registration Rights. The Investor may assign the registration rights with respect to the Shares to any party or parties to which it may from time to time transfer all of the Shares; provided, that the transferee agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto. Upon assignment of any registration rights pursuant to this Section 6.1, the Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, the Investor and each such subsequent holder is referred to as a "Holder").

         6.2 Required Registration. As promptly as practicable after the Closing, but in no event later than thirty (30) days after the date of the Closing, the Issuer agrees to file a Registration Statement on Form S-3 (the "Shelf Registration Statement") to register the resale of all of the Shares. The Issuer shall use its best efforts to cause the SEC to declare the Shelf Registration Statement effective no later than the 90th day after the date of Closing; provided, however, that not less than two days prior to the filing of the Shelf Registration Statement, the Issuer shall provide the Investor (or the investment adviser of such Investor) with a copy of the Shelf Registration Statement proposed to be filed and the Issuer agrees to consider all appropriate comments provided by such Investor with respect to the Shelf Registration Statement for inclusion in the Shelf Registration Statement. The Issuer shall thereafter maintain the effectiveness of the Shelf Registration Statement until the earlier of (a) the date on which all the Shares have been sold pursuant to the Shelf Registration Statement or Rule 144 promulgated under the Securities Act ("Rule 144"), and (b) such time as the Issuer reasonably determines, based on an opinion of counsel, that all of the Holders will be eligible to sell under Rule 144 all of the Shares then owned by the Holders within the volume limitations imposed by paragraph (e) of Rule 144 in the three month period immediately following the termination of the effectiveness of the Shelf Registration Statement. The Issuer's obligations contained in this Section 6.2 shall terminate on the second anniversary of the date of the Closing.

         6.3 Registration Procedures.

                  (a) In case of the Shelf Registration Statement effected by the Issuer subject to this Section 6, the Issuer shall keep the Investor, on behalf of Holder, advised in writing as to the initiation of such registration, and as to the completion thereof. In addition, subject to Section 6.2 above, the Issuer shall, to the extent applicable to the Shelf Registration Statement:

                           (i) prepare and file with the SEC such amendments and
supplements to the Shelf Registration Statement as may be necessary to keep such registration continuously effective and free from any material misstatement or omission necessary to make the statements therein, in light of the circumstances, not misleading, and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 6.2;

                           (ii) update, correct, amend and supplement the Shelf
Registration Statement as necessary;

                           (iii) notify the Holder promptly when the Shelf
Registration Statement is declared effective by the SEC, and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as Holder may reasonably request from time to time;

                           (iv) use its commercially reasonable efforts to
register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (B) consent to general service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

                           (v) notify Holder at any time when a prospectus
relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and subject to Section 6.3(d), the Issuer will promptly prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (vi) cause all such Registrable Securities to be
listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals from The OTC Bulletin Board (if any) for trading thereon;

                           (vii) provide a transfer agent and registrar for all
such Registrable Securities not later than the effective date of the Shelf Registration Statement;

                           (viii) upon the sale of any Registrable Securities
pursuant to the Shelf Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities;

                           (ix) With a view to making available to the Holder
the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, so long as any Registrable Securities are outstanding, the Issuer shall use its commercially reasonable efforts for a period of two years following the date of Closing:

                                    (1) to make and keep public information
available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

                                    (2) to file with the SEC in a timely manner
all reports and other documents required of the Issuer under the Exchange Act;
and

                                    (3) to furnish to the Holder upon any
reasonable request a written statement by the Issuer as to its compliance with the public information requirements of Rule 144(c) under the Securities Act; and

                           (x) To advise the Holder promptly after it has
received notice or obtained knowledge of the existence of any stop order by the SEC delaying or suspending the effectiveness of the Shelf Registration Statement or of the initiation or threat of any proceeding for that purpose, and to make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

                  (b) Notwithstanding anything stated or implied to the contrary in Section 6.3(a) above, the Issuer shall not be required to consent to any underwritten offering of the Registrable Securities or to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

                  (c) Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.3(a)(v), and subject to Section 6.3 (d), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(v) and, if so directed by the Issuer, will deliver to the Issuer at the Issuer's expense all copies, other than permanent file copies, then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  (d) In addition to any discontinuance of a Holder's disposition of Registrable Securities under paragraph (c) above, the Issuer, upon the happening of any pending corporate development, public filing with the SEC or similar event, that, in the good faith judgment of the Issuer's Board of Directors based on the advice of counsel, renders it advisable to suspend use of the prospectus, may, for no more than thirty (30) days in the aggregate per event (each a "Suspension Event"), suspend use of the prospectus, on written notice to each Holder (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case each Holder shall discontinue disposition of Registrable Securities covered by the registration statement related to such Registrable Securities or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Issuers that sales of Registrable Securities under the applicable prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. The suspension and notice thereof described in this Section 6.3(d) shall be subject to the confidentiality provisions of Section 5.4 herein and shall not be disclosed by the Holders. The Issuer may not utilize the suspension described in this Section 6.3(d) for more than two (2) Suspension Events in any 12-month period. The Issuer will use commercially reasonably efforts to ensure that the use of the Shelf Registration Statement and prospectus may be resumed as promptly as practicable.

                  (e) Except as required by law, all expenses incurred by the Issuer in complying with this Section 6, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) incurred in connection with any registration, qualification or compliance pursuant to this Section 6 shall be borne by the Issuer. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

                  (f) Further Information. If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Issuer such information regarding itself as the Issuer may reasonably request and as shall be required in connection with any registration (or amendment or supplement thereto), referred to in this Agreement, and Holder shall indemnify the Issuer with respect thereto in accordance with Section 7 hereof. The Investor hereby represents and warrants to the Issuer that it has accurately and completely provided the requested information and answered the questions numbered (a) through (d) on the signature pages of this Agreement, and the Investor agrees and acknowledges that the Issuer may rely on such information as being true and correct for purposes of preparing and filing the Shelf Registration Statement at the time of filing thereof and at the time it is declared effective, unless the Investor has notified the Issuer in writing to the contrary prior to such time.

         6.4 Transfer of Shares. An Investor may transfer all or any part of its Shares to any Person under common management with the Investor; provided, that any such transfer shall be effected in full compliance with all applicable federal and state securities laws, including, but not limited to, the Securities Act and the rules of the SEC promulgated thereunder. The Issuer will effect such transfer of restricted certificates and will promptly amend the Prospectus forming a part of the Shelf Registration Statement to add the transferee to the selling stockholders in the Shelf Registration Statement; provided that the transferor and transferee shall be required to provide the Issuer with the information requested of the Investor in this Agreement, information reasonably necessary for the Issuer to determine that the transfer was effected in accordance with all applicable federal and state securities laws, including, but not limited to, the Securities Act and the rules of the SEC promulgated thereunder, and all other information reasonably requested by the Issuer from time to time in connection with any transfer, registration, qualification or compliance referred to in Section 6.4.

7. INDEMNIFICATION.

         7.1 Indemnification by the Issuer. The Issuer will indemnify and hold harmless each Holder of Shares which are included in a registration statement pursuant to the provisions of Section 6 hereof and any underwriter (as defined in the Securities Act) for such Holder, and any person who controls such Holder or such underwriter within the meaning of the Securities Act, and any officer, director, investment adviser, employee, agent, partner, member or affiliate of such Holder (each, an "Indemnified Party"), from and against, and will reimburse each such Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder or any such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any materially inaccurate representation or breach of any material warranty, agreement or covenant of the Issuer contained herein; provided, however, that the Issuer will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission (1) made in conformity with information furnished by such Holder in writing specifically for use in the preparation thereof, (2) which was cured in an amendment or supplement to the prospectus (or any amendment or supplement thereto) delivered to the Holder on a timely basis to permit proper delivery thereof prior to the date on which any Shares were transferred or sold, or (3) which was caused by the failure of such Investor to comply with the covenants and agreements contained in this Agreement respecting resale of the Shares.

         7.2 Indemnification by the Holder. Each Holder of Shares which are included in a registration pursuant to the provisions of Section 6 hereof will indemnify and hold harmless the Issuer, and any Person who controls the Issuer within the meaning of the Securities Act, and any officer, director, employee, agent, partner, member or affiliate of the Issuer (each, an "Issuer Indemnified Party") from and against, and will reimburse the Issuer Indemnified Parties with respect to, any and all losses, damages, liabilities, costs or expenses to which such Issuer Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that the liability of any Holder pursuant to this Section 7.2 shall be limited to an amount not to exceed the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement which gives rise to such obligation to indemnify.

         7.3 Procedures. Promptly after receipt by a party indemnified pursuant to the provisions of Section 7.1 or Section 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 7.1 or Section 7.2, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7 and shall not relieve the indemnifying party from liability under this Section 7, except to the extent that such indemnifying party is materially prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 7.1 or
Section 7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

8. CONDITIONS TO CLOSING.

         8.1 Conditions to the Obligations of the Investor. The obligation of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived by the Investor, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and
(iii) such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

                  (b) Agreement and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

                  (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

                  (d) Opinion of Issuer's Counsel. The Investor shall have received an opinion of Issuer's counsel, dated the Closing Date, with respect to legal matters customary for private offerings of this type.

                  (e) Closing Certificate. The Investor shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Issuer, dated as of the Closing, to the effect that the representations and warranties of the Issuer contained in Section 3 hereof are true and correct in all material respects as of the Closing, and that all covenants, agreements and conditions required to be satisfied by the Issuer under this Agreement at or prior to the Closing have been performed, satisfied and complied with by the Issuer in all material respects.

         8.2 Conditions to the Obligations of the Issuer. The obligation of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived by the Issuer, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

                  (b) Agreement and Covenants. The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

                  (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

                  (d) Agreement. The Investor shall have executed and delivered to the Issuer this Agreement (and completed the information requested on the signature page hereto).

                  (e) Securities Exemptions. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                  (f) Closing Matters. The Investor and the Issuer shall use their respective best efforts to establish with the assistance of Allen mutually satisfactory closing procedures for delivery of the Shares and the full payment of the purchase price of the Shares.

9. MISCELLANEOUS.

         9.1 Defined Terms. As used herein the following terms shall have the following meanings:

                  (a) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  (b) "Agreement" has the meaning specified in the preamble to this Agreement.

                  (c) "Allen" has the meaning specified in Section 3.8 of this Agreement.

                  (d) "Bylaws" means the Bylaws of the Issuer, as the same may be supplemented, amended, or restated from time to time.

                  (e) "Certificate of Incorporation" means the Issuer's Certificate of Incorporation, as the same may be supplemented, amended or restated from time to time.

                  (f) "Closing" has the meaning specified in Section 2.2 of this Agreement.

                  (g) "Common Stock" has the meaning specified in the Recitals to this Agreement.

                  (h) "Confidential Information" has the meaning specified in
Section 5.4 of this Agreement.

                  (i) "Contract" means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

                  (j) "Disclosure Documents" has the meaning specified in
Section 4.7 of this Agreement.

                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (l) "GAAP" means generally accepted accounting principles in effect in the United States of America.

                  (m) "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  (n) "Holder" has the meaning specified in Section 6.1 of this Agreement.

                  (o) "Indemnified Party" has the meaning specified in Section
7.1 of this Agreement.

                  (p) "Intellectual Property Rights" has the meaning specified in Section 3.16 of this Agreement.

                  (q) "Investor" has the meaning specified in the preamble to this Agreement.

                  (r) "Issuer" means The Knot, Inc., a Delaware corporation.

                  (s) "Issuer Indemnified Party" has the meaning specified in
Section 7.2 of this Agreement.

                  (t) "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  (u) "Material Adverse Effect" means a material and adverse change in, or effect on, the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole.

                  (v) "Offering" has the meaning specified in the Recitals to this Agreement.

                  (w) "Permit" means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any Governmental Authority.

                  (x) "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  (y) "Purchase Price" has the meaning specified in Section 1.1 of this Agreement.

                  (z) "Register", "registered" and "registration" refer to a registration of the offering and sale or resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  (aa) "Registrable Securities" means all Shares of Common Stock acquired by the Investor pursuant to this Agreement and any other shares of Common Stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of the Issuer's Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that as to any particular securities, such securities will cease to be Registrable Securities when they have been sold pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  (bb) "Requirements of Law" means as to any Person, the certificate of incorporation, by-laws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to, or binding upon, such Person or any of its properties or to which such Person or any of its property is subject.

                  (cc) "Rule 144" has the meaning specified in Section 6.2 of this Agreement.

                  (dd) "SEC" means the Securities and Exchange Commission.

                  (ee) "SEC Reports" has the meaning specified in Section 3.7 of this Agreement.

                  (ff) "Securities Act" means the Securities Act of 1933, as amended.

                  (gg) "Shares" has the meaning specified in Section 1.1 of this Agreement.

                  (hh) "Shelf Registration Statement" has the meaning specified in Section 6.2 of this Agreement.

                  (ii) "Subsidiary" means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

                  (jj) "Suspension Event" has the meaning specified in Section 6.3(d) of this Agreement.

         9.2 Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All accounting terms shall have a meaning determined in accordance with GAAP.

                  (d) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits and schedules hereto) and not to any particular provision of this Agreement.

         9.3 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

                  (a) if to the Issuer to:

                      The Knot, Inc.
                      462 Broadway
                      New York, New York 10013
                      Attention:  Chief Financial Officer
                      Telecopy:  (212) 219-1929

                      with a copy to:

                      Brian B. Margolis, Esq.
                      Proskauer Rose LLP
                      1585 Broadway
                      New York, NY  10036
                      Telecopy:  (212) 969-2900

                  (b) if to the Investor to the address set forth next to its name on the signature page hereto.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

         9.4 Entire Agreement. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between the parties with respect to such subject matter.

         9.5 Expenses; Taxes. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Shares (but not with respect to subsequent transfers) by the Issuer to the Investor and consummation of the transactions contemplated by this Agreement shall be paid by the Issuer.

         9.6 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         9.7 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

         9.8 Counterparts; Facsimile Signature. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.9 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         9.10 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State.

         9.11 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

             [SIGNATURES AND OTHER INFORMATION ON NEXT THREE PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR (please print)             ADDRESS FOR NOTICE (please print)

T. Rowe Price Associates, Inc.              110 East Pratt Street
                                            Baltimore, Maryland 21202

                                            Attention: Bonnie Maher
                                            Tax Identification #: 52-0556948
SIGNATURE

By:    /s/ DARRELL N. BRAMAN
   ----------------------------
Name:  Darrell N. Braman
Title: Vice President
Date:  November 18, 2003

                                            Number of Shares subscribed for:
                                            1,500,000

Aggregate Purchase Price (see Section 1.1):
$5,625,000.00

The Investor hereby provides the following additional information:

                  (a) Excluding the shares of Common Stock subscribed for above, set forth below is the number of shares of Common Stock and options rights or warrants of The Knot, Inc. ("Options" and together with the Common Stock, "Securities") which the Investor beneficially owns or of which the Investor is the record owner on the date hereof. Please refer to the definition of beneficial ownership on Exhibit B attached hereto. If none, please so state.

Number of Shares: 4,500 (excluding the Shares subscribed for above)

Number of Options: n/a

Please indicate by an asterisk (*) above if the Investor disclaims "beneficial ownership" of any of the above listed Securities, and indicate in response to question (b) below who has beneficial ownership.

                  (b) If the Investor disclaims "beneficial ownership" in question (a), please furnish the following information with respect to the person(s) other than the Investor who is the beneficial owner(s) of the Securities in question. If not applicable, please check box: [X]

Name of Beneficial Owner:________________________________________
Relationship to the Investor:____________________________________
Number of Securities Beneficially Owned:_________________________

                  (c) Are any of the Securities listed in response to question
(a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Investor's Securities?

[ ]  Yes          [X]  No

If the answer is "Yes", please give details:______________________________.

                  (d) Please describe each position, office or other material relationship which the Investor has had with the Issuer or any of its affiliates, including any Subsidiary of the Issuer, within the past three years. Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Investor to the Issuer or any of its Affiliates, including its Subsidiaries, or by the Issuer or any of its Affiliates, including its Subsidiaries, to the Investor. "Affiliates" of the Issuer include its directors and executive officers, and any other person controlling or controlled by the Issuer. If none, please so state.

Answer:  N/A

                  (e) Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Issuer on behalf of the Investor in the future, with respect to the Investor's shares:


Bonnie Maher                                Bonnie Maher
T. Rowe Price Associates, Inc.              T. Rowe Price Associates, Inc.
100 East Pratt Street                       100 East Pratt Street
Baltimore, Maryland 21202                   Baltimore, Maryland 21202

                  (f) Please advise of special stock certificate delivery requirements for closing, if any:

         1. Copies of both front and back of each certificate are to be faxed to: Darrell Braman, 410.345.6575

         2. Original certificates are to be delivered to custodian bank listed on Exhibit C

                  (g) Please advise if a NASD member has placed with you the Shares being purchased hereunder: (Name of Member:)_____________________________

ACCEPTED THIS 18TH DAY OF NOVEMBER, 2003 BY:


THE KNOT, INC.

By: /s/ RICHARD E. SZEFC
    ---------------------------------
Name: Richard E. Szefc
Title: Chief Financial Officer, Treasurer & Secretary

                                    EXHIBIT A

                              DISCLOSURE DOCUMENTS

THE INVESTOR IS URGED TO REVIEW THE FOLLOWING DOCUMENTS AND DISCLOSURES WHICH ARE DELIVERED HEREWITH AND INCORPORATED BY REFERENCE HEREIN AS IF RESTATED
HEREIN:

1.  Annual Report on Form 10-K for the year ended December 31, 2002

2.  Quarterly Report on Form 10-Q for the quarter ended September 30, 2003

3.  Quarterly Report on Form 10-Q for the quarter ended June 30, 2003

4.  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003

5.  Proxy Statement dated April 10, 2003

6. Current Reports on Form 8-K dated May 13, 2003, August 13, 2003 and November 13, 2003

7.  PowerPoint presentation to potential investors dated October 30, 2003

                                  RISK FACTORS

1. SALES OR THE PERCEPTION OF FUTURE SALES OF OUR COMMON STOCK MAY ADVERSELY AFFECT OUR STOCK PRICE.

Sales of substantial numbers of shares of our Common Stock in the public market, or the perception that significant sales are likely, could adversely affect the market price of our Common Stock. Compliance with the registration rights provisions of the Subscription Agreement could create the perception that all Shares that are a part of this Offering will soon be available for sale, and this number of Shares is greater than the average trading volume for our shares. No prediction can be made as to the effect, if any, that market sales of such Shares will have on the market price of our Common Stock. Sales of substantial amounts of such Shares in the public market could adversely affect the market price of our Common Stock.

2 OUR STOCK PRICE HAS BEEN HIGHLY VOLATILE AND IS LIKELY TO EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS IN THE FUTURE THAT COULD REDUCE THE VALUE OF YOUR INVESTMENT AND SUBJECT US TO LITIGATION.

The market price of our Common Stock has fluctuated in the past and is likely to continue to be highly volatile, with extreme price and volume fluctuations. These broad market and industry factors may harm the market price of our Common Stock, regardless of our actual operating performance, and for this or other reasons, we could continue to suffer significant declines in the market price of our Common Stock. In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were to become the object of securities class action litigation, it could result in substantial costs and a diversion of our management's attention and resources.

3 THE LACK OF THE LISTING OF OUR COMMON STOCK ON A STOCK EXCHANGE OR NASDAQ RESULTS IN A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND MAKES OBTAINING FUTURE EQUITY FINANCING MORE DIFFICULT FOR US.

Our Common Stock trades on the OTC Bulletin Board, which was established for securities that do not meet the Nasdaq National Market listing requirements. Consequently, selling our Common Stock is more difficult because smaller quantities of shares are bought and sold, transactions could be delayed, and security analysts' and news media coverage of us has been reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of Common Stock.

The delisting of our Common Stock from the Nasdaq National Market or further declines in our stock price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions. The price at which we issue shares in such transactions is generally based on the market price of our Common Stock and a decline in our stock price could result in the need for us to issue a greater number of shares to raise a given amount of funding or acquire a given dollar value of goods or services.

In addition, because our Common Stock is not listed on the Nasdaq National Market, we are subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Common Stock and affect the ability of holders to sell their shares of our Common Stock in the secondary market.

4 THE OFFERING PRICE OF THE SHARES MAY NOT BEAR ANY RELATIONSHIP TO OUR ASSETS, BOOK VALUE, EARNINGS HISTORY, OR OTHER ESTABLISHED CRITERIA. AS A RESULT, YOU MAY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

The offering price of the Shares was established based on such factors as our capital requirements, financial conditions and prospects, percentage of ownership to be held by investors following this Offering, and the general condition of securities markets at the time of the Offering. The offering price does not necessarily bear any relationship to our assets, book value, earnings history or other established criteria of value. As a result, you may experience immediate and substantial dilution.

5 WE ARE UNABLE TO DETERMINE WITH CERTAINTY WHEN THE REGISTRATION STATEMENT TO BE FILED WITH THE SEC WILL BE DECLARED EFFECTIVE. CONSEQUENTLY, YOU MAY NOT BE ABLE TO SELL YOUR SHARES FOR A SUBSTANTIAL PERIOD OF TIME.

Although we have undertaken to register the Shares for resale by you, you should be aware that we are unable to determine with certainty when the registration statement to be filed with the SEC will become effective. In addition, the SEC may seek to review our registration statement, in which case, the period necessary to achieve effectiveness of the registration statement with the SEC will be affected by our ability to provide the SEC with sufficient disclosures satisfactory to the SEC. The length of the SEC review process is uncertain and may extend to a number of months. As you are aware, the Shares being sold in this Offering are restricted in nature and may not be publicly resold absent the effectiveness of the registration statement or pursuant to an applicable exemption from registration. Consequently, you may not be able to sell your Shares for a substantial period of time.

6 WE MAY SPEND THE NET PROCEEDS OF THIS OFFERING IN WAYS WITH WHICH YOU MAY NOT AGREE.

The net proceeds of this offering are not allocated for specific uses. Our management will have broad discretion to spend the net proceeds from this offering in ways with which investors may not agree. The failure of our management to apply these funds effectively would result in unfavorable returns, which could cause the price of our Common Stock to decline.

                                  RECENT EVENT

On September 19, 2003, WeddingChannel.com, Inc. ("WeddingChannel") filed a Complaint against the Issuer in the United States District Court for the Southern District of New York. The Complaint alleges that the Issuer has violated U.S. Patent 6,618,753 ("Systems and Methods for Registering Gift Registries and for Purchasing Gifts"), and further alleges that certain actions of the Issuer give rise to various federal statute, state statute and common law causes of actions. WeddingChannel is seeking, among other things, unspecified damages and injunctive relief. If the Issuer is found to have willfully infringed the patent-in-suit, enhanced damages are awardable. This Complaint was served on the Issuer on September 22, 2003.

Based on information currently available, the Issuer believes that the claims are without merit, and is vigorously defending itself against all claims. On October 14, 2003, the Issuer filed an Answer and Counterclaims against WeddingChannel. The Issuer's Answer raises various defenses to the counts alleged by WeddingChannel. Additionally, the Issuer has brought Counterclaims including a request that the Court declare the patent-in-suit is invalid, unenforceable and not infringed. The Issuer's Counterclaims further allege that certain actions taken by, or on behalf of WeddingChannel give rise to various federal statutory claims, state statutory claims and common law causes of action.

                                    EXHIBIT B

                      Explanation of "BENEFICIAL OWNERSHIP"


Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly. This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared. In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of 60 days from the date of determination, are deemed to be "beneficially" owned. Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired "with the purpose or effect of changing or influencing the control of the issuer or in connection with or as a participant in any transaction having such purpose or effect."

In determining whether securities are "beneficially owned," benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as "beneficially owned."

Thus, for example, securities held for a person's benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed. Securities held by a person's spouse, children or other members of such person's family who are such person's dependents or who live in such person's household should be listed as "beneficially owned" unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person's proprietary interest, and by note or otherwise, please indicate that. In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

In all cases the nature of the beneficial ownership should be stated.

                               Disclosure Schedule

This disclosure of exceptions (the "Disclosure Schedule") is made and given pursuant to the Subscription Agreement dated as of November 18, 2003 (the "Agreement") by and between The Knot, Inc. (the "Issuer") and the person or entity identified therein as the "Investor." The numbers below correspond to the section numbers of representations and warranties contained in Article III of the Agreement.

Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement.

When a document is referred to herein or a reference is made to a particular part only of such document, the full contents of the document are referred to, provided that the full contents of the document have been delivered or made available to the Investor.

The disclosure set forth in the Disclosure Schedule shall qualify all representations and warranties of the Issuer set forth in the Agreement, provided that any such disclosure is not made by reference to an agreement or document not otherwise delivered or made available to the Purchasers.

The following Disclosure Schedule may set forth conditions, sets of facts or other disclosure not strictly called for by the Agreement where it was thought that such disclosure might be helpful. No implication shall be drawn that any condition, set of facts or other disclosure set forth herein is necessarily material or is otherwise required to be disclosed or that the inclusion of such disclosure establishes or implies a standard of materiality, a standard for what is or is not in the usual and ordinary course of business or any other standard for disclosure set forth in the Agreement.

Section 3.9 - Capitalization

1. Pursuant to Section 7.1 of the Common Stock Purchase Agreement (the "May Agreement"), dated as of February 19, 2002, between the Issuer and May Bridal Corporation, a Missouri corporation ("May"), if the Issuer proposes to sell, transfer or otherwise issue any Common Stock or preferred stock or other interest convertible into Common Stock, to any party other than May, which transaction would result in May's interest in the Common Stock or in the voting power of the Issuer being more than one percentage point lower after the transaction than before the transaction, then the Issuer shall offer to May the right to acquire shares of Common Stock or preferred stock or other interest on the same terms and conditions as offered to the third party (if such terms and conditions involve consideration other than cash, then the Issuer will offer terms and conditions that involve cash consideration substantially equivalent to those offered to the third party) in such amount as to preserve May's percentage interest in the Common Stock and voting power of the Issuer. If the Issuer engages in several such transactions or proposed transactions, which individual transactions would not result in May's interest in the Common Stock or in the voting power of the Issuer being reduced by one percentage point, the Issuer need not make such offer to May unless and until the aggregate of the transactions would result in such a change. Common Stock reserved for future issuance as of the date of the May

Agreement, or which shall be reserved for future issuance pursuant to the Issuer's stock incentive plans for officers and directors which may be adopted from time to time by appropriate corporate resolution, is excepted from the provisions of Section 7.1 of the May Agreement. May has agreed to waive its right to acquire shares of Common Stock in this Offering in consideration of the Issuer agreeing to amend Section 7.4 of the May Agreement, to lower from 15% to 10% the percentage of the Common Stock or of the voting power of the Issuer owned by May above which the Issuer is required to take all steps necessary to elect such person as May shall from time to time designate to serve as a member of the board of directors of the Issuer, and to nominate and submit such person for election by the stockholders of the Issuer.

2. Pursuant to Section 7.2 of the May Agreement, if the Issuer proposes to acquire any Common Stock or preferred stock or other interest convertible into Common Stock, from any party other than May, which transaction would result in May's interest in the Common Stock or in the voting power of the Issuer being more than 20% after the transaction, then the Issuer shall offer to acquire shares of Common Stock or preferred stock or other interest from May on the same terms and conditions as offered to the third party (if such terms and conditions involve consideration other than cash, then the Issuer will offer terms and conditions that involve cash consideration substantially equivalent to those offered to the third party) in such amount as to permit May to own less than 20% of the Common Stock or voting power of the Issuer after the transaction.

Section 3.11 - Litigation

On September 19, 2003, WeddingChannel.com, Inc. ("WeddingChannel") filed a complaint against the Issuer in the United States District Court for the Southern District of New York. The complaint alleges that the Issuer has violated U.S. Patent 6,618,753 ("Systems and Methods for Registering Gift Registries and for Purchasing Gifts"), and further alleges that certain actions of the Issuer give rise to various federal statute, state statute and common law causes of actions. WeddingChannel is seeking, among other things, unspecified damages and injunctive relief. If the Issuer is found to have willfully infringed the patent-in-suit, enhanced damages are awardable. This complaint was served on the Issuer on September 22, 2003.

Based on information currently available, the Issuer believes that the claims are without merit, and is vigorously defending itself against all claims. On October 14, 2003, the Issuer filed an answer and counterclaims against WeddingChannel. The Issuer's answer raises various defenses to the counts alleged by WeddingChannel. Additionally, the Issuer has brought counterclaims including a request that the court declare the patent-in-suit is invalid, unenforceable and not infringed. The Issuer's Counterclaims further allege that certain actions taken by, or on behalf of WeddingChannel give rise to various federal statutory claims, state statutory claims and common law causes of action.

Section 3.12 - Rights of Registration, Voting Rights and Anti-Dilution

1. Pursuant to the terms of the Third Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement"), dated November 8, 1999, by and among the Issuer and certain of its stockholders listed on the signature pages attached thereto, the Issuer granted to the

Holders (as that term is defined in the Investors' Rights Agreement) certain demand, piggy-back and Form S-3 registration rights.

2. On July 23, 1999, the Issuer entered into a Warrant Agreement with America Online, Inc. ("AOL") which granted AOL the right to purchase up to 366,667 shares of Common Stock (collectively, the "Warrant Shares") at a per share exercise price of $7.20. The exercise price is subject to downward adjustment, on a weighted average basis, upon the occurrence of certain stock issuances without consideration or for a consideration per share less than the exercise price in effect immediately prior to the issuance of Common Stock. The number of Warrant Shares is subject to upward adjustment in proportion to the change in exercise price. Immediately prior to the Offering, the warrant is exercisable for 440,958 Warrant Shares at a per share exercise price of $5.987. After giving effect to the transactions contemplated by the Offering, the per share exercise price of the Warrant Shares shall be reduced to $5.73 and the number of Warrant Shares shall be increased to 460,977. The warrant is immediately exercisable and expires in July 2007.

Section 3.16 - Patents and Trademarks

On September 19, 2003, WeddingChannel filed a complaint against the Issuer in the United States District Court for the Southern District of New York. The complaint alleges that the Issuer has violated U.S. Patent 6,618,753 ("Systems and Methods for Registering Gift Registries and for Purchasing Gifts"), and further alleges that certain actions of the Issuer give rise to various federal statute, state statute and common law causes of actions. WeddingChannel is seeking, among other things, unspecified damages and injunctive relief. If the Issuer is found to have willfully infringed the patent-in-suit, enhanced damages are awardable. This complaint was served on the Issuer on September 22, 2003.

Based on information currently available, the Issuer believes that the claims are without merit, and is vigorously defending itself against all claims. On October 14, 2003, the Issuer filed an answer and counterclaims against WeddingChannel. The Issuer's answer raises various defenses to the counts alleged by WeddingChannel. Additionally, the Issuer has brought counterclaims including a request that the court declare the patent-in-suit is invalid, unenforceable and not infringed. The Issuer's Counterclaims further allege that certain actions taken by, or on behalf of WeddingChannel give rise to various federal statutory claims, state statutory claims and common law causes of action.

                                    EXHIBIT C

T. Rowe Price New Horizons Fund, Inc. - 1,350,000 shares

Nominee Name - Bridge & Co.
Nominee Tax ID #04-6184478

Delivery Instructions:

State Street Bank
225 Franklin Street
Main Concourse
Boston, MA 02110
Fund - T. Rowe Price New Horizons Fund
Fund #7001
Attn:  Anna Barnes

T. Rowe Price Global Technology Fund, Inc. - 10,000 shares

Nominee Name - Mildship & Co.
Nominee Tax ID # 04-3516707

Delivery Instructions:

State Street Bank
225 Franklin Street
Main Concourse
Boston, MA 02110
Fund - T. Rowe Price Global Technology Fund
Fund #7012
Attn:  Anna Barnes

T. Rowe Price Media & Telecommunications Fund, Inc. - 75,000 shares

Nominee Name - Heirloom & Co.
Nominee Tax ID # 04-3012059

Delivery Instructions:

State Street Bank
225 Franklin Street
Main Concourse
Boston, MA 02110
Fund - T. Rowe Price Media & Telecommunications Fund
Fund #70A9




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Attn:  Anna Barnes


TD Mutual Funds - TD Entertainment & Communications Fund - 15,000 shares

Nominee Name -  Mac & Co.
Nominee Tax ID # 25-1536944

Delivery Instructions:

Physical Deliveries New York
Mellon Securities Trust Co.
120 Broadway, 13th Floor
New York, NY 10271
Fund - TD Entertainment & Communications Fund
Fund #TDKF1066002

NYC 457/401K Small Cap Account - 50,000 shares

Nominee Name - Hare & Co.
Nominee Tax ID # 13-6062916

Delivery Instructions:

Bank of New York
1 Wall Street,
3rd Fl, Window A,
New York, NY 10286

Fund - NYC 457/401K Small Cap Account
Fund # 4137
Attn:  Sylvester Perry